Exhibit 4.1
Execution Version

INDENTURE
Dated as of November 23, 2010
Among
HCA HOLDINGS, INC.,
LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Registrar and Transfer Agent
7 3/4% SENIOR NOTES DUE 2021

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06; 11.02
314 (a)	11.02; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317 (a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318 (a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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		Page

Section 11.09	Waiver of Jury Trial	77
Section 11.10	Force Majeure	77
Section 11.11	No Adverse Interpretation of Other Agreements	77
Section 11.12	Successors	77
Section 11.13	Severability	77
Section 11.14	Counterpart Originals	77
Section 11.15	Table of Contents, Headings, etc.	78
Section 11.16	Qualification of Indenture	78
Section 11.17	USA Patriot Act	78
EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

-iv-

          INDENTURE, dated as of November 23, 2010, among HCA Holdings, Inc., a Delaware corporation (the “Issuer”), Law Debenture Trust Company of New York, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.
WITNESSETH
          WHEREAS, the Issuer has duly authorized the creation of an issue of $1,525,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2021 (the “Initial Notes”); and
          WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.
          NOW, THEREFORE, the Issuer, the Trustee and the Paying Agent, Registrar and Transfer Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Affiliated Entity” means any Person which (i) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States of America, (ii) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (1) by the Issuer or HCA Inc., (2) by a Subsidiary (whether such sales or leases have been made before or after the date which such Person became a Subsidiary), (3) by another Affiliated Entity or (4) by any Person prior to the time which substantially all its assets have heretofore been or shall hereafter have been acquired by the Issuer or HCA Inc., (iii) is principally engaged in the business of owning, leasing, dealing in or developing real property, (iv) is principally engaged in the holding of stock in, and/or the financing of opera-

tions of, an Affiliated Entity, or (v) is principally engaged in the business of (1) offering health benefit products or (2) insuring against professional and general liability risks of the Issuer or HCA Inc.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note; and
     (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 15, 2015 (such redemption price being set forth in the table appearing under Section 3.07(c) hereof), plus (ii) all required interest payments due on such Note through November 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
          “Bankruptcy Code” means Title 11 of the United States Code, as amended.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

          “Cash Equivalents” means:
     (1) United States dollars;
     (2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;
     (3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;
     (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
     (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
     (7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and in each case maturing within 24 months after the date of creation thereof;
     (8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;
     (9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
     (10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and
     (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or
     (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.
          “Clearstream” means Clearstream Banking, Société Anonyme.
          “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
          “Company” means, collectively, the Issuer and its consolidated Subsidiaries.
          “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
     (3) interest income for such period.
          For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated Leverage Ratio,” with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
     (1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,
     (2) the cumulative effect of a change in accounting principles during such period shall be excluded,
     (3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,
     (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,
     (5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.06(a) hereof, the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
     (6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.06(a) hereof, the Net Income for such period of any Re-

stricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
     (8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,
     (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,
     (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset sale, issuance or repayment of any Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,
     (12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and
     (13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.
          “Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.
          “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
     (2) to advance or supply funds
     (a) for the purchase or payment of any such primary obligation, or
     (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “Corporate Reorganization” means the series of transactions anticipated to occur on or about the Issue Date (or prior to the Release Date, as the case may be) resulting in the Issuer becoming the new parent holding company for the business and operations of HCA Inc. and its Subsidiaries and HCA Inc. becoming a direct Wholly Owned Subsidiary of the Issuer.
          “Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), (e) or (f) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.06(a) hereof.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period
     (1) increased (without duplication) by:
     (a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
     (b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus
     (d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to any offering of debt securities or bank financing and (ii) any amendment or other modification of such financing, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
     (e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus
     (f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
     (g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus
     (h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities; plus

     (i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus
     (j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus
     (k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.06(a) hereof;
     (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and
     (3) increased or decreased by (without duplication):
     (a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,
     (b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).
          “EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:
     (1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

     (2) issuances to any Subsidiary of the Issuer; and
     (3) any such public or private sale that constitutes an Excluded Contribution.
          “euro” means the single currency of participating member states of the EMU.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Notes” means any notes issued in exchange for the Notes pursuant to Section 2.06(f) hereof.
          “Exchange Offer” has the meaning set forth in any Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in any Registration Rights Agreement.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from
     (1) contributions to its common equity capital, and
     (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.06(a) hereof.
          “Existing Notes” means the $273.3 million aggregate principal amount of 7.875% notes due 2011, $402.5 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by HCA Inc. and outstanding on November 17, 2006.

          “Existing Secured Bond Indentures” means (i) the Indenture, dated as of November 17, 2006, among HCA Inc., the guarantors named on Schedule I thereto and The Bank of New York Mellon, as trustee, (ii) the Indenture, dated as of February 19, 2009, among HCA Inc., the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent, (iii) the Indenture, dated as of April 22, 2009, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, (iv) the Indenture, dated as of August 11, 2009, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and (v) the Indenture, dated as of March 10, 2010, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, in each of the cases (i) through (v) above, as the same may be supplemented, amended, restated or modified from time to time.
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. Unless otherwise specified, the Fixed Charge Coverage Ratio shall be calculated for the most recently ended four fiscal quarters for which internal financial statements of the Issuer and/or HCA Inc., as applicable, are available. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging

Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
          “Fixed Charges” means, with respect to any Person for any period, the sum of:
     (1) Consolidated Interest Expense of such Person for such period;
     (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
     (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
          “Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of HCA Inc. on November 17, 2006.
          “Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).
          “GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f).
          “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “HCA Holdings Transactions” means, collectively, the Corporate Reorganization, the issuance of the Notes and the use of proceeds therefrom, and amounts received from HCA Inc., in connection with the distribution to the Issuer’s stockholders and optionholders in amounts substantially as set forth in the Offering Memorandum.
          “Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding II, LLC on or about September 13, 2006 and with respect to which HCA Inc. was the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under HCA Inc.’s senior secured credit facilities and senior secured notes that are secured by a first priority lien.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any Person, without duplication:
     (1) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” has the meaning set forth in the recitals hereto.
          “Initial Purchasers” means Citigroup Global Markets Inc. and the other initial purchasers party to the purchase agreement related to the Notes.
          “Interest Payment Date” means May 15 and November 15 of each year to stated maturity.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
          “Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., BAML Capital Partners, the successor organization to both Merrill Lynch Global Private Equity, Inc. and Merrill Lynch Global Partners, Inc., and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.
          “Issue Date” means November 23, 2010.

          “Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
          “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Maturity Date” means May 15, 2021, the date the Notes will mature.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Mortgages” means mortgages, liens, pledges or other encumbrances.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the offering memorandum, dated November 10, 2010, relating to the sale of the Initial Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Restricted Subsidiary, as applicable.

          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Restricted Subsidiary by any Officer of such Restricted Subsidiary, as applicable, that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006), and each of their respective Affiliates or successors, that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.
          “Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries and located in the United States of America.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified IPO” means the issuance by Issuer or any direct or indirect parent of the Issuer of its common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering), raising gross proceeds to the Issuer of not less than $1,000,000,000.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

          “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Recapitalization” means the acquisition of HCA Inc. on November 17, 2006, by a private investor group, certian other investors and members of management.
          “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.
          “Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.
          “Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.
          “Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means, at any time, (i) HCA Inc. and (ii) any other direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in any Registration Rights Agreement.
          “Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Subsidiary” means, with respect to any Person:
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

     (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of a membership, general, special or limited partnership interests or otherwise is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that for purposes of Sections 4.07, 4.08 and 4.09, any Person that is an Affiliated Entity shall not be considered a Subsidiary.
          “Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.
          “Transaction” means the transactions contemplated by the Transaction Agreement.
          “Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and HCA Inc., as the same may have been amended.
          “Transfer Agent” means the Person specified in Section 2.03 hereof as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes or Exchange Notes for transfer or exchange pursuant to this Indenture.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2015; provided, however, that if the period from the Redemption Date to November 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
          “Trustee” means Law Debenture Trust Company of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Issuer (other than HCA Inc.) which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and
     (2) any Subsidiary of an Unrestricted Subsidiary.

          The Issuer may designate any Subsidiary (other than HCA Inc.) of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that
     (1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer; and
     (2) each of:
     (a) the Subsidiary to be so designated; and
     (b) its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.
          The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:
     (1) the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; or
     (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
          Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
          “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.02
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.12
“Covenant Termination Event”	4.13
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Redemption Date”	3.07
“Refunding Capital Stock”	4.06
“Registrar”	2.03
“Restricted Payments”	4.06
“Reversion Date”	4.12
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.12
“Suspension Period”	4.12
“Treasury Capital Stock”	4.06
Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act the provision is by reference in and made a part of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture, by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” mean the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Issuer, and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “will” shall be interpreted to express a command;
     (f) provisions apply to successive events and transactions;
     (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
     (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) [Reserved].
          (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.11 hereof. The Notes shall not be redeemable, other than as provided in Article 3.
          Additional Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Except as described under Article 9 hereof, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and

the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes and (ii) Exchange Notes or private exchange notes for issue only in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints Deutsche Bank Trust Company Americas to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c), (e) or (f) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.
          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery the-

reof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

     (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of any Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.
          (g) Legends.
          (i) Private Placement Legend.
          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COM-

PLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.11 and 9.05 hereof).
     (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

     (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
     (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
     (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge for their expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 CUSIP and ISIN Numbers.
          The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION
Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee and the Registrar and Paying Agent, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes, are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis or (c) by lot or by such other method in accordance with the procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.
          The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
          The Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 10 hereof. Except as set forth in Section 3.07(e) hereof, notices of redemption may not be conditional.
          The notice shall identify the Notes to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the redemption price;
     (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and
     (i) if in connection with a redemption pursuant to Section 3.07(c) or 3.07(d) hereof, any condition to such redemption.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(e) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05 Deposit of Redemption or Purchase Price.
          Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07 Optional Redemption.
          (a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to November 15, 2015.
          (b) At any time prior to November 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) On and after November 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2015	103.875%
2016	102.583%
2017	101.292%
2018 and thereafter	100.000%
          (d) In addition, until November 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes and Additional Notes at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under this Indenture and the original principal amount of any Additional Notes that are Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (e) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
          (f) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 hereof.
          (g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
          The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
          The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
          The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
          The Issuer shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby designates the office of the Registrar at the address specified in Section 11.02 hereof (or such other address as to which the Registrar may give notice to the Holders and the Issuer) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03 Compliance Certificate.
          (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
Section 4.04 Taxes.
          The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.05 Stay, Extension and Usury Laws.
          The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.06 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
     (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or
     (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; or
     (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation

(all such payments and other actions set forth in clauses (I) and (II) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (including HCA Inc.) after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(c) and (9) of Section 4.06(b) hereof but excluding all other Restricted Payments permitted by Section 4.06(b) hereof, is less than the sum of (without duplication):
     (a) 50% of the Consolidated Net Income of the Issuer and, for the period prior to the Issue Date of HCA Inc., for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, in the case such Consolidated Net Income for such period is a deficit minus 100% of such deficit; plus
     (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer and, for the period prior to the Issue Date of HCA Inc., since immediately after November 17, 2006 from the issue or sale of:
     (i) (A) Equity Interests of the Issuer and, for the period prior to the Issue Date, of HCA Inc., including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:
     (x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s or HCA Inc.’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.06(b); and
     (y) Designated Preferred Stock; and
     (B) to the extent such net cash proceeds are actually contributed to the Issuer, or, for the period prior to the Issue Date, to HCA Inc., Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.06(b) hereof); or

     (ii) debt securities of the Issuer and, for the period prior to the Issue Date, of HCA Inc. that have been converted into or exchanged for such Equity Interests of the Issuer and, for the period prior to the Issue Date, of HCA Inc.;
provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock, (W) Equity Interests or convertible debt securities of the Issuer and, for the period prior to the Issue Date, of HCA Inc., sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus
     (c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer and, for the period prior to the Issue Date, to the capital of HCA Inc., following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds, (i) are contributed by a Restricted Subsidiary or (ii) constitute Excluded Contributions; plus
     (d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary after November 17, 2006 (in each case, other than Unrestricted Subsidiaries the primary assets of which are Principal Property).
(b) The foregoing provisions of Section 4.06(a) shall not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.06(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
     (3) [Reserved];
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or em-

ployee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:
     (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.06(a); plus
     (b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less
     (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);
and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.06 or any other provision of this Indenture;
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary to the extent such dividends are included in the definition of “Fixed Charges”;
     (6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer and, for the period prior to the Issue Date, by HCA Inc., after November 17, 2006;
     (b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after November 17, 2006; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or
     (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.06(b);

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
     (7) [Reserved];
     (8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
     (10) Restricted Payments that are made with Excluded Contributions;
     (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;
     (12) distributions or payments of Receivables Fees;
     (13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the Existing Secured Bond Indentures as in effect on the Issue Date;
     (14) [Reserved];
     (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,
     (a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;
     (b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issu-

er, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;
     (c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;
     (d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;
     (e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and
     (f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;
     (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents) or Principal Properties); and
     (17) distributions in respect of the Issuer’s Equity Interests made in connection with the HCA Holdings Transactions;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16) of this Section 4.06(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
          The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”
Section 4.07 Limitations on Mortgages.
          (a) Nothing in this Indenture or in the Notes shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness, provided, however, that neither the Issuer nor any of its Subsidiaries (other than HCA Inc.) will issue, assume or guarantee any indebtedness or obligation secured by Mortgages upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness.
          (b) The provisions of Section 4.07(a) shall not apply to
     (1) Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

     (2) Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);
     (3) Mortgages to secure Indebtedness on which the interest payments to holders of the related indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;
     (4) Mortgages in favor of the Issuer or any Subsidiary;
     (5) Mortgages existing on the date of this Indenture;
     (6) Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;
     (7) Mortgages incurred in connection with the borrowing of funds where such funds are used to repay within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value;
     (8) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after the acquisition of the property or equipment subject to that Mortgage and arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code; and
     (9) any extension, renewal or replacement of any Mortgage referred to in clauses (1) through (8) above, provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.
Section 4.08 Limitations on Sale and Lease-Back.
          Neither the Issuer nor any Subsidiary (other than HCA Inc.) will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another Person (other than with the Issuer or a Subsidiary) unless either:
     (a) the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or
     (b) within 120 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under this Indenture, to the voluntary retirement of Funded Debt and/or the acquisition or construction of a Principal Property.
Section 4.09 Exempted Transactions.
          Notwithstanding the foregoing provisions of Sections 4.07 and 4.08, if

     (a) the aggregate outstanding principal amount of all Indebtedness of HCA Inc. and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15% of the Consolidated Net Tangible Assets of HCA Inc. and its Subsidiaries, then:
     (1) HCA Inc. or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages; and
     (2) HCA Inc. or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction; and
     (3) the Issuer may guarantee the obligations of HCA Inc. or any of its Subsidiaries under clauses (1) or (2) above; and
     (b) the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 20% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries, then:
     (1) the Issuer or any of its Subsidiaries (other than HCA Inc. and its Subsidiaries) may issue, assume or guarantee Indebtedness secured by Mortgages; and
     (2) the Issuer or any of its Subsidiaries (other than HCA Inc. and its Subsidiaries) may enter into any Sale and Lease-Back Transaction;
provided, however, that in no event shall the Capital Stock of HCA Inc. be pledged or otherwise be encumbered to secure any Indebtedness of the Issuer unless in all such instances, the Notes are equally and ratably secured with (or prior to) such Indebtedness.
Section 4.10 Corporate Existence.
          Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
Section 4.11 Offer to Repurchase upon Change of Control.
          (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:
     (1) that a Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not properly tendered will remain outstanding and continue to accrue interest;
     (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and
     (8) the other instructions, as determined by the Issuer, consistent with this Section 4.11, that a Holder must follow.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

          (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
          (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (d) Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.12 Discharge and Suspension of Covenants.
          (a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 4.11 hereof, shall no longer be applicable to such Notes (the “Suspended Covenant”).
          (b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (2) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) above.
          (c) The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Notes.
          (d) The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.12.

Section 4.13 Termination of Covenants.
          From and after any date following the Issue Date on which both, (i) no Default has occurred and is continuing under this Indenture and (ii) either (A) the Issuer shall have consummated a Qualified IPO, (B) the Issuer shall have a Consolidated Leverage Ratio of less than 4.0x or (C) at the Issuer’s option, the Issuer’s obligations under the Notes and this Indenture are assumed (via merger, exchange or otherwise) and become the full and unconditional obligation of HCA Inc. in accordance with the terms set forth under Section 5.03 (each of the occurrence of the events described in the foregoing clauses (i) and (ii)(A)-(C) are referred to as a “Covenant Termination Event”), the Issuer and the Restricted Subsidiaries will no longer be subject to Section 4.06 hereof.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) The Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (1) either: (x) the Issuer is the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”) expressly assumes, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee, all obligations of the Issuer under the Notes and the Indenture;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Issuer or such Successor Company or Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and,
     (4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.
          (b) Notwithstanding the foregoing, the restrictions in Section 5.01(a) shall not apply in connection with the full and unconditional assumption (whether via merger, exchange or otherwise) of the Issuer’s obligations under the Notes and this Indenture by HCA Inc. in accordance with the Section 5.03 hereof.

          (c) The Successor Company shall succeed to, and be substituted for the Issuer, as the case may be, under this Indenture and the Notes, as applicable. Notwithstanding clause (3) of Section 5.01(a) hereof,
     (1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and
     (2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
Section 5.02 Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.
Section 5.03 Transfer of the Notes at the Option of the Issuer.
          At any time prior to the Maturity Date, the Issuer may elect to have obligations under the Notes and this Indenture assumed by HCA Inc.; provided, however, that such transfer, merger or other assumption results in the full and unconditional obligation of HCA Inc. under the Notes and this Indenture (by execution of a supplemental indenture or otherwise). In such event, references herein to the “Issuer” shall instead refer to HCA Inc.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
     (2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

     (3) default in any deposit of any sinking fund payment in respect of the Notes when and as due by the terms of the Notes;
     (4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture (other than a covenant or warranty in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given written notice by the Holders of at least 10% in principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; and
     (5) the Issuer pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences proceedings to be adjudicated bankrupt or insolvent;
     (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;
     (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is not paying its debts as they become due; or
     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer, in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;
     (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, or for all or substantially all of the property of the Issuer; or
     (iii) orders the liquidation of the Issuer;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02 Acceleration.
          (a) If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal amount of all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.
          (b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

          (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Additional Interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a past Default in the payment (a) in principal of, premium if any, Additional Interest, if any, or interest on, any Note, or in the payment of any sinking fund installment with respect to the Notes, or (b) in respect of a covenant or provision hereof which pursuant to Article 9 hereof cannot be modified or amended, without the consent of Holders of each outstanding Note affected); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
          The Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
          Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

     (3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13 Priorities.
          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     (i) to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;
     (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and
     (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
          The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) or defending itself against any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.
Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 90 days prior written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying

Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days prior written notice. The Issuer may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
Section 7.09 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11 Preferential Collection of Claims Against Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
     (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
     (d) this Section 8.02.
          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 hereof and Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(5) and 6.01(a)(6) hereof shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
     (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;
     (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
     (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture or Notes without the consent of any Holder:
     (1) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in this Indenture; or
     (2) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or
     (3) to add any additional Events of Default; or

     (4) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or
     (5) to secure the Notes; or
     (6) to supplement any of the provisions of the Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes, provided that any such action does not adversely affect the interests of the Holders of the Notes in any material respect; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or
     (8) to cure any ambiguity to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision; or
     (9) to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes shall be payable, the Notes may be surrendered for registration or transfer, the Notes may be surrendered for exchange, and notices and demands to or upon the Issuer may be served; or
     (10) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (11) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable; or
     (12) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or
     (13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) change the stated maturity of the principal of, or installment of interest, if any, on, the Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;
     (2) change the currency in which the principal of (and premium, if any) or interest on such Notes are denominated or payable;
     (3) adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date);

     (4) reduce the percentage of Holders whose consent is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or certain defaults; or
     (5) modify the provisions that require Holder consent to modify or amend the Indenture or that permit Holders to waive compliance with certain provisions of this Indenture or certain defaults.
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
Section 9.07 Payment for Consent.
          Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
SATISFACTION AND DISCHARGE
Section 10.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:
     (1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);
     (C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

     (D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
          In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 hereof shall survive.
Section 10.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuer has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 11
MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 11.02 Notices.
          Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:
HCA Holdings, Inc.
c/o HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531; Attention: General Counsel
Fax No.: (866) 741-5906; Attention: Treasurer
If to the Trustee:
Law Debenture Trust Company of New York
400 Madison Avenue
New York, New York 10017
Fax No.: (212) 750-1361
Attention: Corporate Trust Administration
If to the Registrar, Paying Agent or Transfer Agent:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
          The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 11.04 Certificate and Opinion as to Conditions Precedent.
          (a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
          (b) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (c) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.03 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 11.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 11.08 Governing Law.
          THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 11.09 Waiver of Jury Trial.
          THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10 Force Majeure.
          In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 11.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors.
Section 11.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.15 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.16 Qualification of Indenture.
          The Issuer shall qualify this Indenture under the Trust Indenture Act in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
Section 11.17 USA Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
[Signatures on following pages]

HCA HOLDINGS, INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President — Finance and Treasurer
Signature Page to Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director
Signature Page to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent
By:	Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President
Signature Page to Indenture

EXHIBIT A
[Face of Note]
     [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                  ]
ISIN [                ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
7 3/4% Senior Notes due 2021

No. ___	[$______________]
HCA INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on May 15, 2021.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1

[1]

CUSIP Numbers:	144A Notes: 40412C AA9	Reg S Notes: U24787 AA8

ISIN Numbers:	144A Notes: US40412CAA99	Reg S Notes: USU24787AA83

     IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: November 23, 2010

HCA HOLDINGS, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Authorized Signatory

[Back of Note]
7 3/4% Senior Notes due 2021
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. HCA Holdings, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 7 3/4% per annum from November 23, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 15, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of November 23, 2010 (the “Indenture”), among HCA Holdings, Inc., the Trustee and the Paying Agent, Registrar and Transfer Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 7 3/4% Senior Notes due 2021. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. OPTIONAL REDEMPTION.
          (a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to November 15, 2015.
          (b) At any time prior to November 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) On and after November 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2015	103.875%
2016	102.583%
2017	101.292%
2018 and thereafter	100.000%
          (d) In addition, until November 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes and Additional Notes at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (e) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
          (f) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.
          (g) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.11 of the Indenture.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.
          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of November 23, 2010, among HCA Holdings, Inc. and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
          15. GOVERNING LAW. THIS INDENTURE AND THE NOTES AND WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          16. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
          HCA Holdings, Inc.
          c/o HCA Inc.
          One Park Plaza
          Nashville, Tennessee 37203
          Fax No.: (615) 344-1531; Attention: General Counsel
          Fax No.: (866) 741-5906; Attention: Treasurer

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the appropriate box below:
☐ Section 4.11
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________
Signature Guarantee*: ________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $_________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

	Amount of		Principal Amount
	decrease	Amount of increase	of	Signature of
	in Principal	in Principal	this Global Note	authorized officer
Date of	Amount of this	Amount of this	following such	of Trustee or
Exchange	Global Note	Global Note	decrease or increase	Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
HCA Holdings, Inc.
c/o HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531; Attention: General Counsel
Fax No.: (866) 741-5906; Attention: Treasurer
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
Re:	7 3/4% Senior Notes due 2021
          Reference is hereby made to the Indenture, dated as of November 23, 2010 (the “Indenture”), among HCA Holdings, Inc., the Trustee and the Paying Agent, Registrar and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          _______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
          2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was ex-

ecuted in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
          3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
          4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
          (a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
          1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or
(b)	☐ a Restricted Definitive Note.
          2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
HCA Holdings, Inc.
c/o HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531; Attention: General Counsel
Fax No.: (866) 741-5906; Attention: Treasurer
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
Re:	7 3/4% Senior Notes due 2021
          Reference is hereby made to the Indenture, dated as of November 23, 2010 (the “Indenture”), among HCA Holdings, Inc., the Trustee and the Paying Agent, Registrar and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In con-

C-1

nection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
     a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial in-

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terest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated _____________________.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________

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